SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

PAVMED INC.

(Name of Registrant as Specified in Its Charter)

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PAVMED INC.

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 per value per share (the “Common Stock”) of PAVmed Inc., a Delaware corporation, as of the close of business on May 1, 2017, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). References in this Information Statement to the “Corporation,” “we,” “our,” and “us,” are to PAVmed Inc.

The purpose of the enclosed Information Statement is to inform you of action taken on January 21, 2017 by written consent of the holders of a majority of the outstanding voting stock of the Corporation (the “Majority Stockholders”), holding approximately 61.8% of the outstanding shares of our Common Stock. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

On January 26, 2017 (the “Closing Date”), the Corporation entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Corporation may issue and sell to investors (collectively, “Purchasers”) up to an aggregate of $3,000,000 of units (each, a “Unit” and collectively, the “Units”) at a price of $6.00 per Unit (the “Offering”); provided, however, that upon the written consent of the Corporation and the placement agent for the Offering, the aggregate dollar amount of the Units offered may be increased. Each Unit consists of (i) one share of the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), that is initially convertible into one share of the Corporation’s Common Stock at a conversion price of $6.00 per share, subject to adjustment as set forth in the Certificate of Designation of Preferences, Rights and Limitations for the Series A Convertible Preferred Stock (“Certificate of Designation”), and (ii) one Series A Warrant (“Series A Warrant”) exercisable for one share of Common Stock at an initial exercise price of $8.00 per share. Each Series A Warrant is exchangeable for four Series X Warrants (each a “Series X Warrant”). Each Series X Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share.

The Corporation also entered into a registration rights agreement with the Purchasers dated January 26, 2017 (the “Registration Rights Agreement”), pursuant to which the Corporation was obligated to file with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in any event by the date that is sixty days after the Closing Date, a registration statement (the “Registration Statement”) covering the resale of the shares of Common Stock and Series X Warrants issuable pursuant to the terms of the securities issued in the Offering, including securities that may be issued in the future as dividends on the Series A Preferred Stock. The Corporation timely filed the Registration Statement with the SEC on March 27, 2017 and is obligated to use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than the date that is one hundred and fifty days after the Closing Date.

The Corporation is subject to the Nasdaq Stock Market’s Listing Rules because our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”). Pursuant to Nasdaq Stock Market Rule 5635(d), stockholder approval is required in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the shares of common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value per share of the common stock. As a result of the Offering, the potential exists that the shares of Common Stock that are issuable in the Offering could cause the Corporation to equal or exceed the 20% threshold.

The Corporation’s Board of Directors (the “Board”) submitted the terms and conditions of the Offering to the Majority Stockholders for ratification and approval by consent in lieu of meeting, and the Majority Stockholders, on January 21, 2017 (“Record Date”) have ratified and approved the Offering. Since, however, the Corporation has securities registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Rule 14c-2 of the Exchange Act, the actions taken by the Majority Stockholders will not be effective until twenty calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

The Board is not soliciting your consent or your proxy in connection with the Offering, and no consents or proxies are being requested from stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(e) OF THE DGCL. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

By order of the Board of Directors

/s/ Lishan Aklog
Lishan Aklog, M.D.
May 1, 2017	Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF
DIRECTORS OF THE CORPORATION. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

INFORMATION STATEMENT

May 1, 2017

GENERAL INFORMATION

PAVmed Inc., a Delaware corporation with its principal executive offices located at One Grand Central Place, Suite 4600, New York, New York 10165, is sending you this Information Statement to notify you of an action that the Majority Stockholders have taken by written consent in lieu of a special meeting of stockholders.

Copies of this Information Statement are being mailed on or about May 1, 2017, to the holders of record of the outstanding shares of our Common Stock on the Record Date.

Background

The Offering was approved by the written consent of the Majority Stockholders holding approximately 61.8% of our outstanding shares of our Common Stock on January 21, 2017, in lieu of a special meeting.

The Offering

On the Closing Date, the Corporation entered into the Purchase Agreement, pursuant to which the Corporation may issue and sell to the Purchasers up to an aggregate of $3,000,000 of Units at a price of $6.00 per Unit; provided, however, that upon the written consent of the Corporation and the placement agent for the Offering, the aggregate dollar amount of the Units offered may be increased. Each Unit consists of (i) one share of the Series A Preferred Stock, that is initially convertible into one share of the Corporation’s Common Stock at a conversion price of $6.00 per share, subject to adjustment as set forth in the Certificate of Designation, and (ii) one Series A Warrant exercisable for one share of Common Stock at an initial exercise price of $8.00 per share. Each Series A Warrant is exchangeable for four Series X Warrants. Each Series X Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share.

The Corporation also entered into the Registration Rights Agreement on the Closing Date, pursuant to which the Corporation was obligated to file with the SEC as soon as practicable, but in any event by the date that is sixty days after the Closing Date which is March 27, 2017, the Registration Statement covering the resale of the shares of Common Stock and Series X Warrants issuable pursuant to the terms of the securities issued in the Offering, including securities that may be issued in the future as dividends on the Series A Preferred Stock. The Corporation timely filed the Registration Statement with the SEC on March 27, 2017 and is obligated to use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than the date that is one hundred and fifty days after the Closing Date.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

The Corporation is subject to the Nasdaq Stock Market’s Listing Rules because our Common Stock is currently listed on Nasdaq. Pursuant to Nasdaq Stock Market Rule 5635(d), stockholder approval is required in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the shares of common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value per share of the common stock. As a result of the Offering, the potential exists that the shares of Common Stock that are issuable in the Offering could cause the Corporation to equal or exceed the 20% threshold.

The Corporation’s Board of Directors (the “Board”) submitted the terms and conditions of the Offering to the Majority Stockholders for ratification and approval by consent in lieu of meeting, and the Majority Stockholders ratified and approved the Offering on January 21, 2017. Since, however, the Corporation has securities registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Rule 14c-2 of the Exchange Act, the actions taken by the Majority Stockholders will not be effective until twenty calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholders.

Background

As previously reported, the Corporation commenced the Offering on the Closing Date.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the DGCL, our certificate of incorporation, and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders. As of January 21, 2017, 13,330,811 shares of Common Stock were issued outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 8,234,411 shares voted in favor of the actions to be taken, constituting approximately 61.8% of the total shares of Common Stock outstanding as of January 21, 2017.

Nasdaq Listing Requirements and Necessity for Stockholder Approval

The Corporation is subject to the Nasdaq Stock Market’s Listing Rules because our Common Stock is currently listed on Nasdaq. Pursuant to Nasdaq Stock Market Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value per share of the stock. For purposes of the Offering market value exceeds book value. The market value is based upon the consolidated closing bid price of our shares of Common Stock on January 25, 2017, the trading day preceding the initial Closing Date under the Purchase Agreement.

No shares of Common Stock are being issued in the Offering, but shares of Common Stock are issuable upon the conversion or exercise of securities being issued in the Offering and, in the case of the Series A Warrants, upon exercise of the Series X Warrants into which the Series A Warrants are exchangeable. In the first three closings under the Purchase Agreement, no securities were issued which would cause the issuance of shares of Common Stock at a price less than market value. Nonetheless, the shares of Series A Preferred Stock and the Series A Warrants both have weighted average anti-dilution protection which, in the case of the Series A Preferred Stock, can increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock resulting in an effective conversion price less than market value and in the case of the Series A Warrants can reduce the exercise price below market value. In addition, starting on July 1, 2021, the 8% dividend on the Series A Preferred Stock can be paid in shares of Common Stock whose value will be based upon the volume weighted average price of the Common Stock then existing. This price may be less than the market value of a share of Common Stock as applied to the Offering. The combination of the potential additional shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the reduced conversion price, the reduced exercise price under the Series A Warrants and the dividends payable in shares of Common Stock under the Series A Preferred Stock could result in the 20% threshold under Nasdaq Stock Market Rule 5635(d) being exceeded.

The right is reserved to the Corporation to have additional closings under the Purchase Agreement. When these closings occur, the shares of Common Stock underlying the Series A Preferred Stock, the Series A Warrants and, potentially the Series X Warrants resulting from these closings, may be deemed to have been issued at less than market value since the consolidated closing bid price applicable to those closings may be higher than the initial conversion and exercise prices under the Series A Preferred Stock, Series A Warrants and, perhaps the Series X Warrants. These closings, therefore, can increase the potential number of shares of Common Stock resulting from the Offering which are issued below market value if the then market values are deemed to apply as opposed to the market value at the initial closing. For this reason along with the shares resulting from the reduction of the conversion and exercise prices of the Series A Preferred Stock and Series A Warrants and the dividends payable in shares of Common Stock under the Series A Preferred Stock, stockholder approval is needed inasmuch as the 20% threshold under Nasdaq Stock Market Rule 5635(d) may be exceeded.

The Board submitted the terms and conditions of the Offering to the Majority Stockholders for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the Offering.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, as amended, the earliest date that the corporate action being taken pursuant to the written consent can become effective is twenty calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

Dissenter’s Rights of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Corporation’s stockholders as a result of the approval of the actions taken by the Majority Stockholders.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our Common Stock.

Description of Securities

Series A Preferred Stock

The certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series and provides that the Board of Directors is authorized, without further stockholder approval, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

On January 26, 2017, in order to authorize the shares of Series A Preferred Stock, the Corporation filed a Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock. Capitalized terms in the description of the Series A Preferred Stock herein have the definitions ascribed thereto in the Certificate of Designation. The Certificate of Designation can be found as Exhibit 3.1 to the Form 8-K which the Corporation filed with the SEC on February 1, 2017.

Each share of Series A Preferred Stock shall be convertible, at any time and from time to time, after the date final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d) at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock ($6.00) by the Conversion Price. The initial Conversion Price, which is also $6.00, shall be adjusted in the event the Corporation (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation. In addition, the Conversion Price is subject to weighted average anti-dilution protection which can cause an increase in the number of shares of Common Stock issuable upon conversion of the Series A Preferred as a result of reductions in the Conversion Price.

The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Corporation’s Board of Directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred Stock per annum. Such dividends shall accrue and cumulate whether or not the Corporation has earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Corporation’s Board of Directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred Stock, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at the option of the Corporation in any combination of shares of Series A Preferred Stock, cash or shares of Common Stock. If the Corporation determines to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred Stock to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred Stock as to dividends or rights in a Liquidation (as defined in the Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock in accordance with the Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Series A Warrants

Each Series A Warrant is exercisable at any time after the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d). Such approval is required inasmuch as the potential exists for the Corporation issuing 20% or more of its outstanding shares of Common Stock at a price below its current market price due to certain anti-dilution protections. Each Series A Warrant will remain exercisable until April 30, 2024 and is exercisable for one (1) share of Common Stock at an initial exercise price of $8.00 (the “Series A Exercise Price”). The Series A Exercise Price is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of Common Stock or common stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase.

Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four (4) Series X Warrants. As of March 31, 2017, we have issued 422,838 Series A Warrants.

Series A Warrants Exchange Option

Each Series A Warrant constituting a component of each Unit can be exchanged through April 30, 2024 for four Series X Warrants. Each Series X Warrant is exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share subject to adjustment as set forth in this prospectus, commencing at 9:00 a.m., New York City time, on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Warrants have no anti-dilution protection.

Holders may exercise Series X Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series X Warrants, then each Series X Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Corporation, may at its option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

The Series X Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement requires the written consent of the Corporation and the holders of Series X Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Warrants in order to make amend the terms of the Series X Warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants until the expiration of the Series X Warrants.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Our current officers and directors have an interest in the Offering as a result of their ownership of shares of our Common Stock. We do not believe, however, that they have any interest that differs from or is greater than that of our other stockholders.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capital stock consisted of 50,000,000 shares of Common Stock at a par value of $0.001 per share, and 20,000,000 shares of preferred stock at a par value of $0.001 per share of which 13,330,811 shares of Common Stock and no shares of preferred stock were issued and outstanding, respectively. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

On January 21, 2017, the holders of 8,234,411 shares or approximately 61.8% of the outstanding shares of our Common Stock executed and delivered to the Corporation a written consent approving the Offering. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Corporation’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty days of January 21, 2017. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of January 21, 2017, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of January 21, 2017, by:

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		%
Lishan Aklog, M.D.	17,083,612	(2)(3)	77.9%
Ira Scott Greenspan	12,303,536	(3)(4)	62.6%
Joshua R. Lamstein	194,634	(5)	1.4%
Richard Fitzgerald	35,321	(6)	*
Michael J. Glennon	77,423	(7)	*
Brian J. deGuzman, M.D.	77,423	(7)	*
Ronald M. Sparks	27,098	(8)	*
James L. Cox, M.D.	27,098	(9)	*
David Weild IV	27,098	(10)	*
HCFP/Capital Partners III LLC	11,427,758	(11)	60.0%
Pavilion Venture Partners LLC	4,741,064	(12)	30.5%
All directors and executive officers as a group (nine individuals)	17,661,445		79.0%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Unless otherwise indicated, the business address of each of the individuals is One Grand Central Place, Suite 4600, New York, New York 10165.

(2)	Includes 2,520,532 shares and 2,220,532 warrants currently exercisable held by Pavilion Venture Partners, of which Dr. Aklog is a member and sole manager. Accordingly, he is deemed to have voting and dispositive power over the shares held by this entity. Dr. Aklog disclaims beneficial ownership of shares held by this entity, except to the extent of his proportionate pecuniary interest therein. Additionally, includes 28,377 shares and 44,950 warrants currently exercisable held directly by Dr. Aklog, 232,020 shares and 532,020 warrants currently exercisable held by entities for which Dr. Aklog and Mr. Greenspan share joint voting and dispositive power over the shares held by these entities and 77,423 shares of common stock issuable upon the exercise of stock options granted to Dr. Aklog that may be exercised within 60 days of January 21, 2017

(3)	Includes 5,713,879 shares and 5,713,879 warrants currently exercisable held by HCFP/Capital Partners III, of which Dr. Aklog and Mr. Greenspan are members and co-managers, and share joint voting and dispositive power over the shares held by this entity. Dr. Aklog and Mr. Greenspan disclaim beneficial ownership of shares held by this entity, except to the extent of their proportionate pecuniary interest therein.

(4)	Includes 20,904 shares and 6,968 warrants currently exercisable held by Mr. Greenspan’s son, 28,465 shares and 28,303 warrants currently exercisable held directly by Mr. Greenspan and 27,098 shares of common stock issuable upon the exercise of stock options granted to Mr. Greenspan that may be exercised within 60 days of January 21, 2017. Additionally, includes 232,020 shares and 532,020 warrants currently exercisable held by entities for which Dr. Aklog and Mr. Greenspan share joint voting and dispositive power over the shares held by these entities.

(5)	Does not include shares held by HCFP/Capital Partners III, of which Mr. Lamstein is a member. Includes 200 shares and 100 warrants currently exercisable held by Mr. Lamstein’s children, 83,618 shares and 83,618 warrants currently exercisable held directly by Mr. Lamstein and 27,098 shares of common stock issuable upon the exercise of stock options granted to Mr. Lamstein that may be exercised within 60 days of January 21, 2017.

(6)	Includes 200 shares and 200 warrants currently exercisable owned directly by Mr. Fitzgerald, 100 shares and 100 warrants currently exercisable held by Mr. Fitzgerald’s son, and 34,721 shares of common stock issuable upon the exercise of stock options granted to Mr. Fitzgerald that may be exercised within 60 days of January 21, 2017.

(7)	Does not include shares held by Pavilion Venture Partners or HCFP/Capital Partners III, of which Mr. Glennon and Dr. deGuzman or their affiliates are members. Includes 77,423 shares of common stock issuable upon the exercise of stock options granted to each Dr. deGuzman and Mr. Glennon that may be exercised within 60 days of January 21, 2017.

(8)	Includes 27,098 shares of common stock issuable upon the exercise of stock options granted to Mr. Sparks that may be exercised within 60 days of January 21, 2017.

(9)	Includes 27,098 shares of common stock issuable upon the exercise of stock options granted to Dr. Cox that may be exercised within 60 days of January 21, 2017.

(10)	Includes 27,098 shares of common stock issuable upon the exercise of stock options granted to Mr. Weild that may be exercised within 60 days of January 21, 2017.

(11)	Includes 5,713,879 shares and 5,713,879 shares issuable upon the exercise of warrants currently exercisable.

(12)	Includes 2,520,532 shares and 2,220,532 shares issuable upon the exercise of warrants currently exercisable.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of Information Statement, to the Corporation at Corporate Secretary, One Grand Central Place, Suite 4600, New York, New York 10165, Telephone: (212) 949-4319.

If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Corporation to mail each stockholder a separate copy of future mailings, you may send notification to or call the Corporation’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Corporation is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors
of PAVMED INC.

/s/ Lishan Aklog
Lishan Aklog, M.D.
Chairman

May 1, 2017